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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   October 20, 1997
                                                 ---------------------


                          BOSTON LIFE SCIENCES, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

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


          Delaware                           0-6533                 87-0277826
--------------------------------             ------       ----------------------------------
(State or other jurisdiction of            (Commission   (I.R.S. Employer Identification No.)
  incorporation or organization)            File No.)

31 Newbury Street, Suite 300
Boston, Massachusetts                                                    02116
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(Address of principal executive offices)                               Zip Code
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Registrant's telephone number, including area code  (617)  425-0200
                                                  -------------------
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Item 5.  Other Events.
         -------------
Boston Life Sciences, Inc. announced that in initial in vivo experiments, the Company's Central Nervous System (CNS) growth factor, AF1, appeared to stimulate regeneration of the optic nerve in mice. Two weeks following surgical transection of the optic nerve, the eyes were dissected and examined for optic nerve regeneration. In the group treated with AF1, all eyes showed evidence of optic nerve axon regeneration, whereas in the control group, none of the eyes showed evidence of optic nerve regeneration.

The Company believes that this is the first time that a single, naturally-occuring nerve growth factor has been reported to regenerate CNS axons in an
animal model of CNS injury.   Based on these preliminary findings, the Company
is planning an extensive schedule of animal experiments to acquire further evidence of efficacy in a variety of models of CNS injury. The goal is to bring AF1 into clinical testing as soon as possible for the treatment of stroke and spinal cord injury.

BLSI is developing novel treatments for cancer, autoimmune diseases, and central nervous system disorders.



Item 7.  Exhibits.
         ---------
     The following Exhibits are filed as part of this report on Form 8-K:

     99.1    Press Release, dated October 20, 1997.
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                                  SIGNATURES
                                  ----------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                         BOSTON LIFE SCIENCES, INC.

Dated: October 23, 1997  By:/s/ Joseph Hernon
                            -------------------
                            Joseph Hernon
                            Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                             Page
-----------                                             ----
99.1         Press Release, dated October 20, 1997        5